Exhibit 99.1
Keryx Biopharmaceuticals, Inc. Announces Fourth Quarter and Year-End 2009 Financial Results

Keryx to Host Investor Conference Call on Thursday, March 25, 2010
at 8:30am EDT

NEW YORK, March 24, 2010 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease (the “Company”), today announced its results for the fourth quarter and year ended December 31, 2009.

At December 31, 2009, the Company had cash, cash equivalents, interest receivable, and investment securities of $35.9 million, as compared to $22.7 million at December 31, 2008.

The net loss for the fourth quarter ended December 31, 2009 was $4.7 million, or $0.08 per share, compared to a net loss of $3.8 million, or $0.08 per share, for the comparable quarter in 2008, representing an increase in net loss of $0.9 million.  The increase in net loss was primarily attributable to a $2.2 million increase in other research and development expenses, of which $1.5 million relates to a one-time accrual for a terminated early-stage pipeline product candidate, partially offset by a $1.5 million decrease in non-cash compensation expense ($0.5 million in the three months ended December 31, 2009 as compared to $2.0 million in the comparable period in 2008) related to equity incentive grants.

The net income for the year ended December 31, 2009, was $10.5 million, or $0.21 per share, compared to a net loss of $52.9 million, or $1.18 per share, for the year ended December 31, 2008.  The change in net income (loss) was primarily attributable to a $26.9 million decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008, a $20.4 million increase in license revenue related to an amendment to the September 2007 sublicense agreement with Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. (JT/Torii) which eliminated the Company’s significant ongoing obligations included in the original agreement ($18.0 million) and a $3.0 million milestone payment from JT/Torii earned in the first quarter of 2009, a $5.1 million decrease in research and development expenses related to KRX-0401 (perifosine), a $3.6 million decrease in non-cash compensation expense related to equity incentive grants, and a $3.6 million increase in other revenue primarily related to the settlement of a dispute with the former licensor of Sulonex (sulodexide) in July 2009.

Commenting on the quarter, Ron Bentsur, the Company's Chief Executive Officer, said, "Since the end of the third quarter, Keryx has aggressively progressed its clinical-stage pipeline, bringing two compounds into Phase 3 for three indications, all supported by SPA agreements and sufficient capital to execute our business plan.  We remain strategically focused and cash conscious as we strive to meet the goals we have set for the Company.”

On Thursday, March 25, 2010, at 8:30am EDT, the Company will host an investor conference call to provide a brief financial overview of the Company’s fourth quarter and year-end 2009 financial results and outlook for 2010.

In order to participate in the conference call, please call 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including cancer and renal disease. Keryx is developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits Akt activation in the phosphoinositide 3-kinase (PI3K) pathway, and also affects a number of other key signal transduction pathways, including the JNK pathway, all of which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival.  KRX-0401 has demonstrated both safety and clinical efficacy in several tumor types, both as a single agent and in combination with novel therapies. KRX-0401 is currently in a Phase 3 trial, under Special Protocol Assessment (SPA), in multiple myeloma, with a Phase 3 trial in refractory metastatic colorectal cancer, under SPA, pending commencement, and in Phase 2 clinical development for several other tumor types. Keryx is also developing Zerenex™ (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. The Phase 3 clinical program of Zerenex in the treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease is pending commencement under an SPA agreement with the FDA. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to complete cost-effective clinical trials or meet the projected development timelines for the drug candidates in our pipeline, including KRX-0401 and Zerenex; or the effect on our stock value of the other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
REVENUE:
License revenue	$—	$327	$21,616	$1,180
Service revenue	—	—	3	103
Other revenue	—	—	3,575	—
TOTAL REVENUE	—	327	25,194	1,283

OPERATING EXPENSES:
Cost of services	—	—	—	27

Research and development:
Non-cash compensation	283	328	1,233	(67)
Other research and development	3,015	798	7,372	38,075
Total research and development	3,298	1,126	8,605	38,008

Selling, general and administrative:
Non-cash compensation	219	1,669	1,867	6,815
Other selling, general and administrative	1,431	1,225	4,904	7,474
Total selling, general and administrative	1,650	2,894	6,771	14,289

TOTAL OPERATING EXPENSES	4,948	4,020	15,376	52,324

OPERATING (LOSS) INCOME	(4,948)	(3,693)	9,818	(51,041)

OTHER INCOME (EXPENSE):
Interest and other income (expense), net	290	(114)	667	(1,665)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(4,658)	(3,807)	10,485	(52,706)

Loss from discontinued operations	—	—	—	(175)

NET (LOSS) INCOME	$(4,658)	$(3,807)	$10,485	$(52,881)

NET (LOSS) INCOME PER COMMON SHARE
Continuing operations	$(0.08)	$(0.08)	$0.21	$(1.17)
Discontinued operations	—	—	—	(0.01)
Basic and diluted net (loss) income per common share	$(0.08)	$(0.08)	$0.21	$(1.18)

SHARES USED IN COMPUTING NET (LOSS) INCOME PER COMMON SHARE
Basic	56,053,536	46,551,950	49,940,730	44,902,398

Diluted	56,053,536	46,551,950	50,498,982	44,902,398

Balance Sheet Information (Unaudited):

	December 31, 2009	December 31, 2008
Cash, cash equivalents, interest receivableand short-term investment securities	$34,000	$15,467
Long-term investment securities	1,914	7,185
Total assets	40,818	26,634
Accumulated deficit	(321,433)	(331,918)
Stockholders’ equity (deficiency)	32,097	(1,489)